UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 4, 2022

FREEDOM HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33034	30-0233726
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

“Esentai Tower” BC, Floor 7, 77/7 Al Farabi Ave., Almaty, Kazakhstan
(Address of principal executive offices)

050040
(Zip code)

+7 727 311 10 64
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	FRHC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events

Russia-Ukraine Conflict and U.S., EU, UK and Russian Sanctions

Freedom Holding Corp. (“we”, “our”, “us” or the “Company”) laments the suffering, loss of life and separation of families caused by the armed conflict in Ukraine. This impacts our nearly 3,000 employees in a personal way. We conduct business in both Ukraine, where we employ over 130 persons, and Russia, where we employ over 1,000 persons. Our Ukrainian operations have been suspended for the present time. During this time of extreme need, we are working to secure a stable means that will allow us to continue making employment compensation and additional financial benefits to our Ukrainian personnel.

We will not recommence Ukrainian operations until it is safe and we are able to conduct regular business activity. Since we have offices and operations in Cyprus and Germany we have offered to employ and assist in the relocation of our Ukrainian employees to Cyprus and Germany. Our fee and commission revenue from our Ukrainian operations represented less than 1% of total fee and commission revenue during the nine months ended December 31, 2021, and to date, we have not experienced significant account closures or withdrawals by our Ukrainian customers. We do not expect the war-related shutdown of our offices in Ukraine will have a significant negative impact on our results of operations for our 2022 fiscal year ending March 31, 2022.

In Russia we are working closely with our international colleagues and advisors to assure that our business operations and correspondent relationships are compliant and will enable us to continue to access trading markets and settlement facilities to serve our Russian clientele in a manner that conforms to the array of newly issued sanctions imposed by the United States, European Union, United Kingdom and Russian Federation as applicable to our business, whether directly or indirectly. A culture of full regulatory compliance remains the cornerstone of our corporate governance in each legal jurisdiction where we operate.

At present the primary target of the U.S., EU and UK sanctions is the Russian government, its closely allied banking institutions and certain individuals and influencers operating in or near the government. The sanctions have not been directed at the Russian securities markets where we act as licensed participants in both the St. Petersburg Exchange and the Moscow Stock Exchange; nor have the sanctions been directed at the Russian citizenry.

However, the sanctions have already had some significant economic impact as the Russian ruble steeply depreciated against the U.S. dollar and interest rates nearly doubled after sanctions were announced which led to limited closures of the Russian securities markets earlier in the week. A less severe currency depreciation occurred in Kazakhstan in the value of the Kazakhstani tenge ("KZT"). At present it is difficult to estimate with any certainty the short or long term impact the sanctions might have on our business activities and financial results of our operations.

None of our tiered subsidiaries or employees has been named in any sanctions list nor are our operations located in sanctioned regions of Ukraine and, except in war-torn Ukraine, we have continued to conduct our retail brokerage and complementary banking operations as we did before the conflict started. There is no guarantee our operations in Russia will not be negatively impacted going forward because of the sanctions or countermeasures that might be taken by Russian financial industry regulators in response to sanctions.

For financial reporting purposes, at the end of each reporting period each of our functional foreign currencies (which include the KZT and Russian ruble (“RUB”)) are translated to our reporting currency, the U.S. dollar (“USD”), for U.S. GAAP consolidated financial statements and U.S. Securities and Exchange reports. Monetary assets and liabilities denominated in foreign currencies are translated to USD using the exchange rate at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of acquisition or disposition of the asset or liability. Fluctuations between our functional currencies and our reporting currency result in fluctuations in the fair value of our assets and liabilities and accumulated other comprehensive loss reported on our balance sheet. These changes are also reflected on our statements of operations and statements of other comprehensive income as an adjustment to other comprehensive income.

Historically and currently, the majority of our assets and liabilities, particularly our proprietary trading portfolio, are denominated in KZT, with significantly less exposure to the RUB, and appreciation or depreciation in our functional currencies results in translation gain or loss, as illustrated in the table below.

	Nine months ended 12/31/2021	Fiscal year ended 3/31/2021	Fiscal year ended 3/31/2020	Fiscal year ended 3/31/2019

Total assets	$2,679,951	$2,018,645	$453,523	$350,911
Total liabilities	$2,088,461	$1,742,974	$324,486	$233,314
Appreciation/(depreciation) of KZT against USD	(1.6)%	4.8%	(18.0)%	(19.0)%
Appreciation/(depreciation) of RUB against USD	1.8%	2.6%	(20.0)%	(13.0)%
Translation gain/(loss)	$(3,106)	$1,857	$(14,851)	$(15,517)
Accumulated other comprehensive loss	$39,152	$36,046	$37,974	$23,052
* All dollar amounts in the above table are in thousands of USD.

Since January 1, 2022, the value of the KZT has declined approximately 14% compared to the USD and the value of the RUB has declined approximately 50% compared to the USD, with most of that depreciation occurring since the imposition of sanctions. Another factor affecting the monetary value of gains and losses is the amount of our total assets and liabilities, which have increased year over year.

If the declines in the KZT and RUB against the USD continue through the end of our current fiscal year (March 31, 2022), we anticipate a significant increase in the amount of translation loss and accumulated other comprehensive loss for the fiscal year ending March 31, 2022. In this scenario, we would also anticipate a significant decrease in assets and liabilities compared to the fiscal period ended December 31, 2021. However, given the fluid nature of currency fluctuations, we are unable to estimate the amount of potential loss with a reasonable degree of accuracy.

In response to the depreciating value of their respective currencies, the Central Bank of Russia ("CBR") and the National Bank of Kazakhstan ("NBK") recently raised interest rates. The CBR increased its key interest rate from 9.5% to 20% per annum. The NBK raised its policy rate from 10.25% to 13.5% per annum. The NBK has indicated the rate increase is anticipated to be a short-term measure. A significant portion of the securities held in our proprietary trading account are publicly traded debt securities denominated in KZT. These debt securities have weighted average fixed interest rates ranging from 8.80% to 9.35% per annum. The increase in the Kazakhstani policy rate has a depressive effect on the market trading price for these securities. If the NBK is correct in its assessment, we expect the trading price of the bonds to recover. The current weakness of the KZT to the USD is within the historical range of prior years. Most of our bond holdings have maturities longer than one year. In any circumstances, currency fluctuations and higher interest rates can negatively impact the value of our bond portfolio. Finally, interest rate increases also raise the cost of borrowing which we expect will lead to increased interest expense in future periods.

We also hold equity securities of Russian-based companies in our proprietary trading portfolio, principally shares of the Saint Petersburg Stock Exchange ("SPBX"). As a result of economic sanctions and their countermeasures affecting currency, interest rates and local securities markets closures, the share price of SPBX shares has decreased approximately 54%. As our holdings in the SPBX are a long term strategic investment, we do not have any current plans to liquidate these shares.

In addition to any direct or indirect impact current sanctions and related measures might have to our business, we anticipate the prolonged imposition of sanctions or a material shift in the focus or scope of sanctions could have further negative impact on Russia, the Russian economy, and our business there. This could lead to a foreseeable reduction in revenue in Russia and negatively impact our profitability and results of operations. Yet we remain confident in our business model and believe that our activities bring the world together in ways that foster peace, friendship, and prosperity.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as “anticipate,” “continue,” “could,” “expect,” “guarantee,” “if,” “impact,” “might,” “plans,” “remains,” “will,” “working,” and “would” or the negative of such terms or other comparable terminology used in connection with any discussion of future plans, actions, events or anticipated outcomes.

Forward-looking statements are not guarantees of future actions, events, impacts or outcomes. These risks and uncertainties include, but are not limited to the risk that: the U.S., EU, UK, Russia or other countries issue sanctions and/or countermeasures that more directly impact our ability to continue to conduct our business as we have done in the past; the U.S., EU, UK or other countries issue sanctions focused toward the Russian or other securities markets where we act as a licensed participant; we, any of our tiered subsidiaries or any of our correspondent relationships are named in sanctions, the general licenses issued with sanctions or countermeasures; the impact of the war or the sanctions and countermeasures issued in response to it have a prolonged or substantial negative impact on the business conditions or economies of the countries where we operate, or the broader global market; significant, ongoing currency devaluations and/or prolonged higher interest rates in the countries where we operate could result in significant downward revaluation of our assets and liabilities, increase translation losses and other accumulated comprehensive loss, or otherwise negatively impact our results of operations and financial condition; higher interest rates will continue to negatively impact the value of the debt securities we hold in future periods; the value of SPBX equity securities we hold will continue to be lower in future periods; we may not timely understand or implement measures adequate to address the constantly expanding sanctions, general licenses issued with sanctions, and countermeasures; we experience significant customer account closures; or we are unable to reopen our operations in Ukraine.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, as current events are fluid and evolving and actual outcomes and results could differ materially as a result of factors discussed above or as a result of other factors we may not have identified, or properly understood. All forward-looking statements apply only as of the date made. We undertake no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date any such forward-looking statements are made or to reflect the occurrence of unanticipated events, new information or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEDOM HOLDING CORP.

Date: March 4, 2022	By:	/s/ Evgeniy Ler
Evgeniy Ler
Chief Financial Officer

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